Exhibit 99.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing of the Quarterly Report on Form 10-Q for the Quarter Ended September 30, 2002 (the “Report”) by CompuCom Systems, Inc. (“Registrant”), each of the undersigned hereby certifies that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant.

/s/ J. Edward Coleman
J. Edward Coleman, Chairman of the Board, President, Chief Executive Officer, and Director

/s/ M. Lazane Smith
M. Lazane Smith, Senior Vice President, Finance, Chief Financial Officer, Secretary and Director